As filed with the Securities and Exchange Commission on December 21, 1993
                                                       Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act Of 1933


                      RODMAN & RENSHAW CAPITAL GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)


           Delaware                                            36-3111956
   (State of Incorporation)                                (I.R.S. Employer
                                                         Identification No.)

                            120 South LaSalle Street
                            Chicago, Illinois  60603
                    (Address of Principal Executive Offices)

         RODMAN & RENSHAW CAPITAL GROUP, INC. 1993 STOCK OPTION PLAN RODMAN & RENSHAW CAPITAL GROUP, INC. INCENTIVE STOCK OPTION PLAN (1993)
       RODMAN & RENSHAW CAPITAL GROUP, INC. INCENTIVE STOCK OPTION PLAN
                           (Full Title of the Plans)


                           Gregory P. Quinlivan, Esq.
                      Rodman & Renshaw Capital Group, Inc.
                            120 South LaSalle Street
                            Chicago, Illinois  60603
                                 (312) 977-7800
           (Name, Address, and Telephone Number of Agent for Service)


                        CALCULATION OF REGISTRATION FEE

                                                Amount              Proposed maximum         Proposed maximum         Amount of
                Title of securities             to be             offering price per       aggregate offering      registration
                  to be registered           registered (1)            share (2)(3)               price (2)               fee
 -------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value
  $.09 per share                            2,642,800 shares               $8.94                 $23,626,632            $8,148


(See text of footnotes on the next page of this registration statement.)





Page 1 of 11 pages                Exhibit Index at sequentially numbered page 9

(continued from preceding page)


(1) Represents the maximum number of shares of Common Stock that may be offered pursuant to this Registration Statement, including (i) 900,000 shares issuable upon the exercise of options granted or to be granted under the Rodman & Renshaw Capital Group, Inc. 1993 Stock Option Plan, (ii) 900,000 shares issuable upon the exercise of options granted or to be granted under the Rodman & Renshaw Capital Group, Inc. Incentive Stock Option Plan
    (1993) and (iii) 842,800 shares issuable upon the exercise of options granted or to be granted under the Rodman & Renshaw Capital Group, Inc. Incentive Stock Option Plan.

(2) Calculated pursuant to Rules 457(h)(1) and 457(c) based on the average of the high and low prices reported for the Registrant's common stock on the New York Stock Exchange on December 14, 1993.

(3) Estimated solely for the purpose of calculation of the registration fee in accordance with Rule 457 under the Securities Act of 1933.

                                EXPLANATORY NOTE


         As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by Rodman & Renshaw Capital Group, Inc. (the "Company") are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

    1. The Company's Annual Report on Form 10-K for the fiscal year ended June 25, 1993 (the "Fiscal 1993 10-K").

    2.   All other reports filed by the Company pursuant to Section 13(a) or
         Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in number 1 above.

    3. The description of the Company's common stock, par value $.09 per share ("Common Stock") under the caption "Description of Capital Stock" contained in the prospectus included in Amendment No. 1 to the Company's Registration Statement on Form S-1 (No. 33-4649) filed with the Commission on May 29, 1986 (the "S-1 Registration Statement") and the description of the common share purchase rights and by-law amendments contained in the Company's Current Report on Form 8-K filed with the Commission on August 20, 1993 (the "August 1993 8-K").

    All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.




    The consolidated financial statements and the related financial statement schedules incorporated by reference in this Registration Statement from the Company's Annual Report on Form 10-K for the fiscal year ended June 25, 1993 have been audited by Deloitte & Touche, independent auditors, as stated in their report, which is incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing.


ITEM 4.  DESCRIPTION OF SECURITIES

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Pursuant to Section 145 of the Delaware General Corporation Law (the "DGCL"), corporations incorporated under the laws of Delaware (as is the Company) are permitted to indemnify their current and former directors, officers, employees and agents under certain circumstances against certain liabilities and expenses incurred by them by reason of their serving in such capacities, if such persons acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful.

    The Company's Certificate of Incorporation provides that each director, officer, employee and agent will be indemnified by the Company to the fullest extent permitted under the DGCL against liabilities and expenses in connection with any threatened, pending or completed legal proceeding to which he may be made a party or threatened to be made a party by reason of being, agreeing to be or having been an officer, director, employee or agent of the Company. The Company's Certificate of Incorporation also provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director, except as prohibited by the DGCL. This provision eliminates personal liability to the extent permitted by the DGCL, but does not excuse any director for breach of his duty of loyalty, for acts not taken in good faith or for transactions in which the director derives an improper personal benefit.

    In addition to such other rights of indemnification as they may have, the Company's Incentive Stock Option Plan (1993) and the Company's Incentive Stock Option Plan provide that in certain circumstances members of the board of directors and the committee administering each such plan, and each of them, shall be indemnified by the Company against reasonable expenses (including attorneys' fees) actually incurred in connection with the defense of any action, suit, proceeding or appeal therefrom, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with such plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of any such action, suit or proceeding, so long as within 60 days after institution of any such action, suit or proceeding such person shall offer the Company, in writing, the opportunity, at the Company's own expense, to handle and defend such action, suit or proceeding.

    The Company has in effect an insurance policy in the amount of $10,000,000 covering liabilities of the Company's directors and officers in certain instances where by law they may not be indemnified by the Company.

    The Acquisition Agreement, dated as of November 17, 1993, among the Company, Abaco Grupo Financiero S.A. de C.V. and Abaco Casa de Bolsa S.A. de C.V., Abaco Grupo Financiero relating to a pending tender offer to acquire approximately 51% of the outstanding Common Stock contains provisions pertaining to the indemnification of directors and officers and the maintenance of directors' and officers' liability insurance after consummation of such offer.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.


ITEM 8.  EXHIBITS

    4.1 Restated Certificate of Incorporation of the Company (Exhibit 3.1 to the S-1 Registration Statement)*/ and Amendment to the Restated Certificate of Incorporation of the Company (Exhibit A to the Company's Proxy Statement dated October 31, 1986)*/

    4.2 By-Laws of the Company (Exhibit 3.2 to the S-1 Registration Statement)*/; Amendments to the By-Laws of the Company (Exhibits 3(a) through (e) to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1990)*/; and Resolutions of the Board of Directors of the Company dated August 20, 1993 amending the By-Laws of the Company (Exhibit 4 to the August 1993 8-K)*/

    4.3 Rights Agreement, dated as of August 20, 1993, between the Company and First Chicago Trust Company of New York as Rights Agent, which includes as Exhibit A the form of Right certificate (Exhibit 1 to the August 1993 8-K)*/

    4.4 Specimen certificate evidencing shares of Common Stock (Exhibit 4 to the S-1 Registration Statement)*/

    5.1  Opinion of Gregory P. Quinlivan, Esq., General Counsel of the Company

    23.1 Consent of Gregory P. Quinlivan, Esq. (included in the opinion filed as Exhibit 5.1)

    23.2 Consent of Deloitte & Touche

    24.1 Powers of Attorney (included on the Signature Page of this Registration Statement)

- ------------
*/     Incorporated by reference.


ITEM 9.  UNDERTAKINGS

(a)  Rule 415 Offering.  The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Incorporation of Subsequent Exchange Act Documents by Reference.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)  Form S-8 Registration Statement.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
       Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 20, 1993.
                                       RODMAN & RENSHAW CAPITAL GROUP, INC.

                                       By:    /s/ NORMAN E. MAINS
                                              Norman E. Mains
                                              President, Chief Executive Officer
                                              and Chief Operating Officer

                               POWER OF ATTORNEY
       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Norman E. Mains, Gregory P. Quinlivan and Peter J. Schild, and each of them, any one of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities, to sign and file on his behalf any and all amendments to this Registration Statement, which amendments may make such changes and additions to the Registration Statement as such attorney-in-fact may deem necessary or appropriate, and any and all other documents in connection therewith, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission under the Securities Act.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                    Title                               Date
                 ---------                                    -----                               ----
      /s/ Norman E. Mains                   President, Chief Executive Officer, Chief      December 20, 1993
     ------------------------------         Operating Officer and Director (Principal
     Norman E. Mains                        Executive Officer)

      /s/ Kurt B. Karmin                    Chairman of the Board of Directors and         December 20, 1993
     --------------------------------       Director
     Kurt B. Karmin

                                            Director
     ----------------------------------
     Vaughn Blake

      /s/ Victor C. Chigas                  Director                                       December 20, 1993
     ---------------------------------
     Victor C. Chigas

      /s/ Mark J. Grant                     Director                                       December 20, 1993
     ---------------------------------
     Mark J. Grant

      /s/ Lawrence R. Helfand               Director                                       December 20, 1993
     ---------------------------------
     Lawrence R. Helfand

                                            Director
     ----------------------------------
     Jonathan D. Kantor
                                            Director
     ----------------------------------
     Kenneth M. Karmin

      /s/ Scott H. Lang                     Director                                       December 20, 1993
     ---------------------------------
     Scott H. Lang

      /s/ Gregory P. Quinlivan              Secretary, General Counsel                     December 20, 1993
     -------------------------------        and Director
     Gregory P. Quinlivan

      /s/ Peter J. Schild                   Chief Financial Officer and Director           December 20, 1993
     ----------------------------------     (Principal Financial Officer)
     Peter J. Schild

      /s/ David J. Kenneth                  Treasurer (Principal Accounting Officer)       December 20, 1993
     --------------------------------
     David J. Kenneth

                               INDEX TO EXHIBITS



    Exhibit                                                                                        Sequentially
     Number                                 Description of Exhibit                                 Numbered Page
     ------                                 ----------------------                                 -------------
      4.1         Restated Certificate of Incorporation of the Company (Exhibit 3.1 to the
                  S-1 Registration Statement)*/ and Amendment to the Restated Certificate
                  of Incorporation of the Company (Exhibit A to the Company's Proxy
                  Statement dated October 31, 1986)*/

      4.2         By-Laws of the Company (Exhibit 3.2 to the S-1 Registration
                  Statement)*/; Amendments to the By-Laws of the Company (Exhibits 3(a)
                  through (e) to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1990)*/; and Resolutions of the Board of Directors
                  of the Company dated August 20, 1993 amending the By-Laws of the Company
                  (Exhibit 4 to the August 1993 8-K)*/

      4.3         Rights Agreement, dated as of August 20, 1993, between the Company and
                  First Chicago Trust Company of New York as Rights Agent, which includes as Exhibit A the form of Right certificate (Exhibit 1 to the August 1993
                  8-K)*/

      4.4         Specimen certificate evidencing shares of Common Stock (Exhibit 4 to the
                  S-1 Registration Statement)*/

      5.1         Opinion of Gregory P. Quinlivan, Esq., General Counsel
                  of the Company    . . . . . . . . . . . . . . . . . . . . . . . . . . .               10

      23.1        Consent of Gregory P. Quinlivan, Esq. (included in the opinion filed as
                  Exhibit 5.1)

      23.2        Consent of Deloitte & Touche  . . . . . . . . . . . . . . . . . . . . .               11

      24.1        Powers of Attorney (included on the Signature Page of this Registration
                  Statement)

___________________________

*/       Incorporated by reference.

                                                                     EXHIBIT 5.1





                               December 21, 1993



Rodman & Renshaw Capital Group, Inc.
120 South LaSalle Street
Chicago, Illinois  60603


Ladies and Gentlemen:

A Registration Statement on Form S-8 is being filed on or about the date of this letter with the Securities and Exchange Commission covering the registration of 2,642,800 shares of common stock, $.09 par value per share (the "Shares"), of Rodman & Renshaw Capital Group, Inc. (the "Company") to be offered in connection with the Rodman & Renshaw Capital Group, Inc. 1993 Stock Option Plan, the Rodman & Renshaw Capital Group, Inc. Incentive Stock Option Plan (1993) and the Rodman & Renshaw Capital Group, Inc. Incentive Stock Option Plan (collectively, the "Plans").

I have examined the corporate records of the Company, including its Restated Certificate of Incorporation, as amended, its By-Laws, as amended, the minutes of directors' and stockholders' meetings, and such other documents (including the Plans) which I have deemed relevant or necessary as the basis for the opinion hereinafter set forth.

Based on the foregoing, it is my opinion that:

         1. The Company is duly incorporated and validly existing in good standing under the laws of the State of Delaware.

         2. The Shares have been duly authorized and when sold pursuant to the Plans at a price per share which is not less than their par value per share at the time of the sale, will be legally issued, fully paid and non-assessable.

I am named in the Registration Statement on Form S-8 to which this opinion will be an exhibit as counsel who will pass on the legality of the Shares registered and offered pursuant thereto, and I hereby consent to the use of my name therein and to the use of this opinion as an exhibit thereto.

Very truly yours,

/s/ GREGORY P. QUINLIVAN

Gregory P. Quinlivan

                                                                    EXHIBIT 23.2




                        CONSENT OF INDEPENDENT AUDITORS




Board of Directors and Shareholders
Rodman & Renshaw Capital Group, Inc.
Chicago, Illinois

We consent to the incorporation by reference in this Registration Statement of Rodman & Renshaw Capital Group, Inc. ("Rodman") on Form S-8 (pertaining to the registration of 2,642,800 Rodman Common Shares for the Rodman & Renshaw Capital Group, Inc. 1993 Stock Option Plan, the Rodman & Renshaw Capital Group, Inc. Incentive Stock Option Plan (1993) and the Rodman & Renshaw Capital Group, Inc. Incentive Stock Option) of our report dated August 19, 1993 (September 23, 1993 as to Note 19) appearing the Annual Report on Form 10-K of Rodman & Renshaw Capital Group, Inc. for the fiscal year ended June 25, 1993, and to the reference to us under Part II, Item 3. of the Registration Statement.

/s/ DELOITTE & TOUCHE

DELOITTE & TOUCHE
Chicago, Illinois
December 20, 1993